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                                                                           Z-TEL
                                                          Moderator: Sarah Bohne
                                                           02-20-04/9:00 a.m. CT
                                                           Confirmation # 640855
                                                                          Page 1

Exhibit 99.1

                                      Z-TEL

                             MODERATOR: SARAH BOHNE
                                FEBRUARY 20, 2004
                                  9:00 A.M. CT

Operator: Good day, and welcome to this Z-Tel Fourth Quarter 2003 Earnings
         Results conference call. Today's call is being recorded. At this time, for opening remarks, I'd like to turn the conference over to the Director of Investor Relations, Ms. Sarah Bohne. Please go ahead.

Sarah Bohne: Thank you. I'd like to welcome everyone today to Z-Tel's Fourth
         Quarter and Full Year 2003 Earnings conference call. You may also access this call on the Internet at www.z-tel.com, StreetEvents.com, or FullDisclosure.com.

         Please note that the content of this Webcast contains time sensitive information that is accurate only as of the day of the live broadcast February 20th, 2004. And the online replay will be available shortly after the conclusion of today's call. You may also view a copy of today's press release on our Web site at z-tel.com. Joining me today are Gregg Smith, President, CEO and Chairman of Z-Tel and Trey Davis, Z-Tel's Chief Financial Officer.

         Before we begin, I'd like to remind everyone that the statements made during this conference call, not related to historical information constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

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                                                                           Z-TEL
                                                          Moderator: Sarah Bohne
                                                           02-20-04/9:00 a.m. CT
                                                           Confirmation # 640855
                                                                          Page 2

         Without limiting the foregoing the discussions of forecast, estimates, targets, plans, beliefs, expectations, and the like are forward-looking statements. These statements reflect management's current views with respect to future events, and are subject to risks and uncertainties both known and unknown.

         Actual results may differ materially from the projected forward-looking results. Information concerning factors that could cause actual results to differ materially from our forward-looking statements, is contained in the Z-Tel press release we issued today in connection with this call, as well as the 2002 annual report Form 10-K dated March 30th, 2003, and filed with the Securities and Exchange Commission, including but not limited to, the section of that document entitled risks related to our financial condition and our business.

         Please keep in mind that Z-Tel is under no duty and undertakes no obligation to update any forward-looking statements we make in this call. You should also note that statements relating to non GAAP financial measures, both historical and forward-looking may be made during this call.

         A presentation of and a reconciliation to the most comparable GAAP financial measures appear in the written press release we issued today in connection with this conference call. That press release again is accessible on our Web site at z-tel.com. Click the investor relations pull down tab under learn, and then click press releases to locate today's release. I'd like to remind our listeners that we will be available after the call for questions. With that, I will turn the call over to Trey Davis, our Chief Financial Officer.

Trey Davis: Thanks, Sara. While it may be a little cliche to say it, we are very pleased with 2003, as we feel we really accomplished a great deal last year. Among the things that we count as our biggest successes are the following. Our wholesale services business in 2003 depended upon an uncertain relationship with MCI that at its peak was generating an annual run rate of $25 million of operating income.

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                                                                           Z-TEL
                                                          Moderator: Sarah Bohne
                                                           02-20-04/9:00 a.m. CT
                                                           Confirmation # 640855
                                                                          Page 3

         By the second half of the year, we had concluded that MCI will likely terminate our wholesale services agreements as part of their bankruptcy proceedings. And on the third quarter, they did in terminate the agreement. Yet, we were able to work through that termination process. And at the same time, we were able to assist Sprint in coming home as a replacement partner, and facilitated their growth from ground zero to their having over 300,000 active lines of service on our platform in less than eight months.

         Meanwhile on the retail side of our business, the consumer business was in need of improvement in the areas of bad debt experience, average acquisition costs, and ongoing customer support costs. The improvements in these areas over the course of 2003 were substantial. With bad debt dropping from around 12 percent of applicable revenue to less than seven percent today.

         Customer churn declined, and customer support costs dropped significantly on a per line basis. Just as significantly, during the mid part of 2003, we started selling our services on a retail basis to businesses. And by late in the fourth quarter, that business unit began to hit stride, and we now have almost 30,000 active lines installed. And roughly half of our new retail lines being provisioned today are business lines.

         And all the while, we continued to invest in our own intellectual property including our OSS and Real Time systems, and we increasingly did so during the later part of the year, for our upcoming VoIP initiative. I mentioned this before beginning a summary of our financial performance in an attempt to put in to perspective what Z-Tel executed on and accomplished during 2003.

         Now let's turn to a summary of the numbers. Z-Tel's consolidated revenues totaled just under $78 million in 2003. The company's retail line of business accounted for just under 51 million of this total, and represented about two-thirds of the total reported revenue during the 90 days period. Wholesale services accounted for the remaining $27 million of revenue reported during

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                                                                           Z-TEL
                                                          Moderator: Sarah Bohne
                                                           02-20-04/9:00 a.m. CT
                                                           Confirmation # 640855
                                                                          Page 4

         the four quarter. The average monthly revenue per retail bundled service line that we experienced during the fourth quarter was just under $70.

         And on the wholesale services side of our business, Sprint accounted for just over 90 percent of our total wholesale services revenue. The total revenue for the quarter included a reclassification of about $4 million related to the presentation and regulatory fees. But this (re class) did not impact the company's reported gross margin or income. At this point it's probably useful to mention an issue about our reported revenue for the quarter.

         On the service, reported wholesale revenue actually declined sequentially during the fourth quarter from the third quarter, even though wholesale lines grew at a rapid rate. The reason this occurred is that prior to the fourth quarter, almost all of Sprint's lines put under our wholesale services platform involve us billing Sprint directly for outlet charges that we pass through with no mark up.

         Late in the third quarter, however, Sprint began to be built directly by the ILEC for their lines in selected service areas. And they are now putting almost all of their new wholesale lines on their own accounts with the ILECs. This had the effect of reducing our gross monthly billing to Sprint, yet due to the gross accounting treatment that we apply to our wholesale business, this action had no impact on the profitability of the Sprint contract.

         Z-Tel was simply removed as an intermediary from a portion of the network services activity involved in our relationship. The net accounting effect of this action was that overall wholesale revenue was reduced in total, yet, applicable gross margins appeared to be expanding. And yet, there was no change at all in the fundamental profitability of the contract.

         For this reason, we really don't focus internally on wholesale revenues per se, but rather on net wholesale fee income, which currently approximately $5 to $6 per month per wholesale line of

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                                                                           Z-TEL
                                                          Moderator: Sarah Bohne
                                                           02-20-04/9:00 a.m. CT
                                                           Confirmation # 640855
                                                                          Page 5

         service. For the full year, revenue totaled just over $289 million, which was inline with our expectations. For the full year, about $205 million or more than 70 percent was attributable to the company's retail business with the balance being attributable to the company's wholesale services business.

         Sprint accounted for roughly 70 percent of the $84 million of wholesale revenue that the company recorded during 2003. The company's overall gross margin during the quarter was just over $37 million. Excluding the gross accounting effect of the wholesale services business unit, the company generated a retail gross margin of just over $24 million, or roughly $8 million per month.

         This represented about 48 percent of applicable revenue. The slight percentage reduction experienced at the retail gross margin line during the fourth quarter from prior quarters, was partially attributable to the increased proportion that business lines represented of total retail UNE-P lines of service.

         Our business lines are generating slightly lower gross margins than are typically generated from consumer lines. However, given the lower turn, and the improved bad debt experience associated with business lines, relative to consumer, we fully expect business lines to have a substantially higher return on investment from a total customer life perspective.

         For the full year, the company reported $153 million in gross profit. Excluding the wholesale services business, the company generated a gross margin of just under $107 million or around 52 percent of applicable revenue. While retail gross profit margins continue to be relatively healthy over the course of 2003, the company also continued to manage its cash spending activities within a fairly narrow range.

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                                                                           Z-TEL
                                                          Moderator: Sarah Bohne
                                                           02-20-04/9:00 a.m. CT
                                                           Confirmation # 640855
                                                                          Page 6

         Within the retail portion of the consolidated business, during the fourth quarter, cash spending defined as total cash operating expenses net of network related expense and bad debt expense, totaled just over $25 million, which represented about 49 percent of applicable revenue.

         Our cash spending includes normal operating and marketing costs, and also include expenditures rated to technology development necessary to expand our wholesale services business, and our activities relating to our upcoming VoIP initiatives. For the full year the company's cash spending on retail activities totaled to just under $110 million or about 53 percent of applicable revenue.

         With respect to bad debt expense, retail bad debt expense was a fraction under seven percent of applicable revenue during the fourth quarter, or about $3.5 million in total. This was inline with our expectations. For the full year, the company recorded a total of $14 million in bad debt expense, or just under seven percent of retail revenue. This full year number represented a $10 million improvement over that recorded during the prior year.

         The company generated a positive EBITDA of about $1.4 million during the fourth quarter. For the full year, the company reported a positive EBITDA of about $8.6 million. And with respect to net income the company recorded a net loss of 4.5 million and 16.1 million for the fourth quarter, and for the full year respectively.

         Shifting to balance sheet related issues, overall our balance sheet remained in relatively good condition at the end of the world. At year end, Z-Tel reported just over $12 million in cash on hand, which was inline with our internal expectations. During the full year, our cash balance declined in total by about $4 million or roughly $1 million per quarter.

         Z-Tel's consolidated accounts receivable net of allowance stood at just under $25 million at December 31. This level of net receivables is fairly consistent with the level of net receivables

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                                                                           Z-TEL
                                                          Moderator: Sarah Bohne
                                                           02-20-04/9:00 a.m. CT
                                                           Confirmation # 640855
                                                                          Page 7

         that we have reported for the last several quarters. And we believe that we are adequately reserved against bad debt expenses with regards to all of our accounts receivable.

         Z-Tel's accounts payable and accrued liability stood at roughly $59 million at December 31. While this number may be appear a little high on the surface, it is actually inline with our reported figures over recent quarters when viewed as a percentage of a total revenue that was being reported during the then current quarters. We do anticipate reducing this figure somewhat during the first quarter of 2004.

         The company recorded about $3.3 million of capital expenditures during the fourth quarter. This was also inline with our internal expectations of about $1 million per month. Of this total figure about $700,000 represented capital loss salary expenses relating to software development activities. For the full year, the company recorded a total of about $11 million of total capital expenditures of which over $3 million was attributable to capitalized salaries.

         Having provided a summary overview of the most recent quarter and the full year, I would now like to take a moment and comment on where our business is today and what we expect during the upcoming year. Today Z-Tel essentially has four existing lines of business consumer UNE-P, business UNE-P, standalone one plus long distance, and wholesale services.

         The consumer UNE-P business has been and will remain in to the near future, the company's largest business in terms of cash investment, revenues generated, and cash flow produced. Today, this business segment generates about $4 million of operating contribution each month. Since our inception, our fundamental policy has been to grow the consumer business.

         However, around mid year last year, we elected to change our approach from one of active investment to one of passive investment. We did this because we determined that we could generate a better total return from our business UNE-P segment, and our upcoming VoIP

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                                                                           Z-TEL
                                                          Moderator: Sarah Bohne
                                                           02-20-04/9:00 a.m. CT
                                                           Confirmation # 640855
                                                                          Page 8

         services along with our wholesale services business segment. Then from the traditional consumer business on the basis of the distinct economic characteristics of each of these businesses.

         Consequently, we allowed the consumer growth that we experienced in the first half of 2003 to slow, and in fact, to decline over the balance of the year. However, to conclude that the consumer business is no longer important to Z-Tel, or that it will not be the bread winner during 2004 for Z-Tel in total would be incorrect.

         Although our new focus towards the traditional consumer business will perhaps dictate that we invested less than we have in the prior years, it will continue to be a primary focus of management's attention. We are still achieving healthy metrics within our consumer business, such as an RPU of close to $70, a gross margin of about 50 percent, and an operating contribution in the high teens on a monthly per line basis.

         This year, we'll also be supplementing our UNE-P consumer business with VoIP services included bundled DSL and voice package, which will occur during the second quarter. And we expect a combination of these new services to lead to improved growth opportunities within the consumer business, and an increase in return on the investment that we make within the segment of our enterprise.

         In some contrast to the traditional consumer UNE-P business the business services segment is a higher investment priority for Z-Tel during 2004. Just started in mid 2003, we have now established this as a legitimate line of business in which we can achieve meaningful success. Our customer list already includes household name and well respected companies.

         Importantly, many of these business lines are under extended term agreements. We have established momentum within this segment of our business, and we presently have contract

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                                                                           Z-TEL
                                                          Moderator: Sarah Bohne
                                                           02-20-04/9:00 a.m. CT
                                                           Confirmation # 640855
                                                                          Page 9

         proposals under consideration by major companies for over 75,000 total lines. While it's unreasonable to expect that we will win all of these bids we do expect to be very competitive for this business. And we have been very pleased with our growth in this area.

         Although the RPU, gross margin, and net contribution metrics are typically slightly less attractive on the surface than what is achievable relative to the consumer business. We are actually experiencing a much higher overall return within this segment, relative to the consumer due to the longer customer lines that we are experiencing. We intend to actively invest in this line of business throughout 2004. And we expect to achieve a four fold increase in active business lines and service by year end from the roughly 25,000 lines that we had in service as of the beginning of the year.

         The one plus standalone long-distance business deserves only passing mention. This business acquired in 2000 is essentially in full harvest most, as it has been for four years. The company currently has about 75,000 active lines in the space, and we experienced a low rate of monthly churn and generate overall healthy contribution margins from this business. We expect that this business segment will continue to be a cash cow for the consolidated enterprise in to the foreseeable future.

         With respect to the company's wholesales services business, Sprint has developed in to a great business partner for Z-Tel. And at year end, Sprint had better than 300,000 active UNE-P lines and services under wholesale services partnership. As much as we expect to do with the business UNE-P business segment, we also expect to continue a policy of active investment with regard to the wholesale services line of business.

         And we intend to support Sprint in significantly growing lines in service over the course of 2004. While traditional metrics such as RPU and gross margin per line are really irrelevant measures within this line of business, due to the accounting treatment that we employ, we can say that we

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                                                                           Z-TEL
                                                          Moderator: Sarah Bohne
                                                           02-20-04/9:00 a.m. CT
                                                           Confirmation # 640855
                                                                         Page 10

         are currently experiencing a net fee income in addition to our direct cost pass through in excess of $5 per month per line of service.

         We were pleased with this type of return on our incremental investment. And we were very optimistic about our growth prospects within the wholesale services business. And we expect wholesale lines and service to at least double over the course of the year, from beginning year levels.

         In total then, we expect to harvest our one plus long distance space, to manage our consumer UNE-P business for our reasonable return, and to actively invest in our business and wholesale services business for both the VoIP and bundled service applications.

         If we achieve reasonable growth targets within only these two business segments, the company should be in a position to significantly increase its overall operating contribution which would allow it to significantly leverage its existing fixed cost structure.

         This is attainable due to the healthy operating metrics inherent in each of the aforementioned lines of business, in combination with the corporate cost structure that can support significantly incremental growth without the need for expansion. And not only can the existing corporate cost structure support growth in the existing lines of business, but it can also successfully launch the company in to the VoIP arena, this year, in a meaningful way.

         Finally, I would like to take - finally I would like to make a few brief comments on our liquidity. The company has several initiatives underway of a working capital nature that should positively impact short term liquidity some time over the next few months.

         Specifically, we're working to convert our existing working capital facility from a factoring mechanism in to a traditional revolving credit facility. Without going in to a lot of detail, Z-Tel has

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                                                                           Z-TEL
                                                          Moderator: Sarah Bohne
                                                           02-20-04/9:00 a.m. CT
                                                           Confirmation # 640855
                                                                         Page 11

         never really utilized the existing $25 million facility for more than about $14 million due to its structure.

         We are working to convert the facility in to a more traditional asset based facility. And in doing so, we anticipate that the borrowing base will be broadened to include more of the company's accounts receivable and should consequently create a substantial increase of 30 percent or more in available working capital, partly due to our improved operating performance.

         And also, due in part to the beginnings of the reemergence of lending sources to telecom providers, Z-Tel is now reviewing several proposals for traditional credit facilities, that will replace the existing factoring facility. We are confident that this will get done at some point in the near term.

         We also have another working capital initiative that relates to one of our pieces of real estate that we are considering. And we have been approached in general terms about some level of additional funding above and beyond the aforementioned accounts receivable facility. Furthermore, we are seeing some strong interest from non traditional term debt providers, and other financing alternatives right now.

         Some combination of these financing initiatives will support our expanded operations within the business and wholesale segments this year. And should allow us to open our Tampa and Atlanta Cisco based VoIP operations by mid year. We are currently reviewing opportunities for additional financing should we see a sharp pick up a in wholesale activity, and/or, if we elect in the back half of the year to expand our VoIP offering more aggressively than is currently planned for.

         In closing, on behalf of the entire management team, I would like to thank our employees for their collective efforts during 2003. And I would like to thank our constituents for their continued

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                                                                           Z-TEL
                                                          Moderator: Sarah Bohne
                                                           02-20-04/9:00 a.m. CT
                                                           Confirmation # 640855
                                                                         Page 12

         support. Now I'd like to turn this morning's call over to our President and Chief Executive Officer, Gregg Smith.

Gregory Smith: And Trey, thanks for the recap on 2003. Before jumping in to what's coming in 2004, ((inaudible)) in my opinion, the financial statements for 2003 for detail don't say much more than this. We have a mix of revenues that allows us to pay our bills, retire indebtedness, continue our heavy investments in new capabilities from OSS development to real time systems to VoIP.

         But the value we're creating is evident. And each day, we're staring to see more and more signs of what we're doing. We've proven our ability to handle complicated business opportunities in to scale. We can now take almost any form of access and deliver to each user a complete customer experience from powerful features, to complete product, and customer management.

         These assets don't show up on our balance sheet. Instead, the money we spend to build them typically show up as cost in our income statement. But the testament to their value is showing up now in several places, including our Sprint relationship, upcoming rapid growth, and other wholesale opportunities, our growing number of business lines with Fortune 1,000 customers. And what I believe you'll see soon are rapidly expanding VoIP activities. It's an exciting time for Z-Tel.

         So let's talk about 2004. First, bundling remains a major initiative for almost any major company in communications. And we believe we're going to see a considerable growth here for Z-Tel throughout 2004, but particularly beginning in the second quarter.

         We just completed our quarterly business review with Sprint. And has been noted in our press release, we're very pleased with our relationship. We're expecting to see continued growth in managed line of Sprint, and are excited to see some of the new marketing programs under consideration for the second quarter and beyond this year.

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                                                                           Z-TEL
                                                          Moderator: Sarah Bohne
                                                           02-20-04/9:00 a.m. CT
                                                           Confirmation # 640855
                                                                         Page 13

         We also have considerable other activity underway with other communication service providers. And while each program is different, we're expecting the need to double our staff involved in wholesale from the current 225 to almost 500 by the end of the second quarter to meet this demand. We believe one or more of these joint service offerings will be launched in the second quarter.

         And at that point, we'll be pleased and permitted to disclose more details about each of these programs. We need to staff up early to meet the demands of these type programs. So the effect during Q1 and Q2 will be negative to our earnings position. However, we also expect this to double our effective capacity from what we do today. And for these type programs to drive higher profitability in the back half of the year.

         Our business models for these types of efforts remains pretty simple to model and understand. Basically, outside the up front expenses needed to train employees associated with the program Z-Tel aims to drive five to $7 per month in subscriber income. We can't possibly quantify at this point, what all this might mean in the latter part of the year.

         But the existing bundling opportunities, Sprint, plus additional wholesale activities, generate $5 a month or more per subscriber in operating profits for Z-Tel. With 300,000 plus lines now, the growth of Sprint and these other type of wholesale offerings only add to that amount. So we're quite pleased with the contribution model that our back office capabilities provide.

         For a simple way of looking at it is that for every 100,000 average additional lines of service during the quarter, means 1.5 million in higher quarterly operating income. So point number one for listeners today bundling remains a key focus for communication service providers. And Z-Tel will continue to seek out opportunities that leverage our back office capabilities.

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                                                                           Z-TEL
                                                          Moderator: Sarah Bohne
                                                           02-20-04/9:00 a.m. CT
                                                           Confirmation # 640855
                                                                         Page 14

         Increasing wholesale income will fund our expansion in to VoIP, particularly the city based model I'll describe in a minute. So I anticipate over 2004, we will see increasing wholesale income offset by an increased cost for funding expansion in to other cities, and to build out our VoIP infrastructure and sales team. What this indicates is that Z-Tel's capabilities will allow it to internally finance a reasonable growth rate of our VoIP type applications. And what followed is some commentary on what we're going to do and how we're going to do that.

         Our VoIP products are going to come in several flavors, and I want to briefly cover those. First, as we've announced already, we'll be initiating service soon using Cisco soft switches and media gateways in Atlanta and along the West Coast of Florida in the second quarter. As a matter of fact, we're already hired a sales team here in Tampa, and starting next week, they'll start going to take orders for April delivery of service.

         The target customers are small and mid sized business customers that have six or more phone lines and a need for high speed Internet access. We're now hiring direct sales people here in Tampa, and in the coming weeks, we'll do in Atlanta as well. Each team will have six to eight sales people a sales engineer and a city manager. The equipment needed for a city to open is around 700,000, much of which is leased.

         And with an average customer bill at almost $1,000 with over 40 percent operating margins, the real story for us is how quickly can you get a city to breakeven and at what cost? It's really about leverage our sales expense dollars, since you can already determine, the carrying cost for deploying hardware isn't that much.

         But before anyone concludes this is an easy business, remember, at Z-Tel you already have an OSS and provisioning and service engine that serves over $500,000 lines that's already paid for and up and operational. So net-net, we think we can get a city to breakeven using our low cost

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                                                                           Z-TEL
                                                          Moderator: Sarah Bohne
                                                           02-20-04/9:00 a.m. CT
                                                           Confirmation # 640855
                                                                         Page 15

         entry model with reasonable sales efficiency and eight to 12 months rather than years. And we're looking hard to show that kind of progress with our market openings in Atlanta and Tampa.

         I should also note that Cisco is working very hard with us that us hit the ground running. They have a whole team working with Z-Tel today and backing what they call a Cisco powered network designation. And in addition to introducing us to their value added resellers, they will join us for larger presentations to customers, and so on.

         We're also holding seminars along with Cisco for developers and building owners called the smart apartment in conjunction to show how a (Zisco), Cisco Z-Tel powered solution can drive real benefits for residents. This facilities based VoIP initiative is being run in detail in a controlled manner, balancing near term expansion with allowable losses. At day one, we're using a maximum loss position of around $300,000 per month.

         Looking at equipment leasing cost depreciation, and the costs associated with sales staff and support. As we add customers in each city, the loss goes down. When there's room to enter another city to keep the loss flow 300,000 in the aggregate, we're going to do it. So we think we can get a city to breakeven in total measure on this basis within eight to months. And then get better at it as we get more experience and more footprint.

         And if our UNE-P based business, plus wholesale business grows, we might increase the allowable losses. The objective here is to get as much coverage as we can in the next 18 months across the country with our city based VoIP approach. I've asked Frank Grillo who heads up this initiative for us to be available for questions after my comments are completed for those wanting to know more about this area.

         The city model isn't our only VoIP model. And in the second quarter, we'll also be offering nationwide type services. The first is our bundled voice services with DSL for consumers and

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                                                                           Z-TEL
                                                          Moderator: Sarah Bohne
                                                           02-20-04/9:00 a.m. CT
                                                           Confirmation # 640855
                                                                         Page 16

         small businesses that we'll be introducing in May through our relationships with (Covad) and (New Edge) Networks. We do limit on a limited basis today, but we'll have a formal integrated fully automated provisioning process in place during the second quarter.

         This can be used with UNE-P voice lines or using DSL layer two in selected applications with no UNE element. The increasing availability of high speed private pipes to a wide part of the country at great prices is a great enabler of VoIP applications. And will allow our service sets to avoid problems of voice quality on public type Internet offerings.

         Third, we just entered in to a test agreement with Level 3 that will allow us to offer residential and small business customers in 75 percent of the country (switch) services on a bring your own broadband type offering during the second quarter as well. We expect this to be just the first of several initiatives we undertake with Level 3 and to enter in to a more formal agreement in the coming 30 days.

         A pure residential play will be 34.95 unlimited local and long distance product, including all voice recognition and the stuff that makes Z-line for any user of broadband. And we'll also develop corporate applications as well.

         So as you can see the second quarter is very heavy with many new product introductions and the growth - expect to grow the wholesale. But to add to the mix, the Z-Tel innovation engine isn't sitting still either. We'll be making available PVA version 2.0 in April or early May. It is an extraordinarily powerful, essentially an integrated voice and PC desktop, that allows any user with a mouse click or a voice command to easily communicate with anyone in their address book, launch conference calls and so on.

         When you combine VoIP with the communication services proprietary to Z-Tel it's really hard to see why anyone wouldn't want to use this extensively in their business or personal lives. All

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         detail VoIP users will get both the Internet and voice recognition based suite of services included in their service sets.

         Before turning the call over for questions, let me take a minute to give you a couple of examples as to why we're so exciting about adding VoIP to Z-Tel. And how we are ideally suited to be the leader in this space. First, we built a world class OSS that can do number portability. Handle billings from diverse carriers. And build a user experience that other carriers can't match.

         We've also built business models for UNE-P that will extend the VoIP, meaning that we'll offer our services directly to consumers as businesses, but also provide these on a wholesale basis for other carriers to sell directly or to bundle in to their own existing service sets.

         We have full agent tracking, capabilities, reporting engines, and a customer support and business services staff that can handle complex and rapidly growing business plans capably. VoIP is more about economic
         - more than just about economics. And that's why I believe VoIP is a much important business in technology development than many Bell company supporters would like to believe.

         It's not just cost. Users will find VoIP services very attractive, not just from getting better broadband speeds than they get today, but also with the tight integration of Z-Tel services and voice in to their computing and telephone experiences.

         Consider this example just for myself, combined with number portability and VoIP. In April, I'm going to port my office phone number to our media gateway and a person calling me will be greeted with a Z-Tel voice recognition, asking whether they want to speak with me or leave me a message. And also be told if I'm in a meeting or otherwise busy.

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         But better yet if I'm on a computer in a Starbucks, that call can be completed using VoIP to my Wi-Fi connection right to my laptop. I'll see the name of the caller, if it's not in my address book, I can click it and will be instantly added, so next time when I'm in my care, I can simply use my cell phone and send name and the call will be completed.

         I get all of this and faster access speech for Internet for less than what I'm paying today. While this is exciting for individual and small business users, there will be even more sophisticated applications of call and message routing for the enterprise. And will soon become ingrained business processes. And I believe Z-Tel's capabilities to meet those demands will drive major opportunities to us as we prove ourselves in the coming quarters.

         So summing up, here's where we are. We're seeing soft growth in UNE-P business lines are focusing on improving consumer UNE-P profitability, even if that means lower customer counts near term. We're gearing up for a major expansion on wholesale activities starting in the middle of the second quarter. And what we expect will lead to substantial increases in managed lines in the middle and back part of the year.

         Third, we're launching in Tampa in early April, starting service in early April VoIP, and Atlanta shortly thereafter, our city based VoIP initiatives. And we'll have a virtually nationwide bring your own broadband service. And then bundled DSL services for consumers and businesses during the second quarter.

         Last, we're using our operating income and increasing operating income from wholesale to finance growth in all of these areas with the intent of showing the efforts that we can internally finance a reasonable part of that growth rate in the coming quarters. I'd like to return the call now to the Operator for questions.

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Operator: Thank you, sir. Today's question-and-answer session will be conducted electronically. If you would like to ask a question, you may do so by pressing the star key followed by the digit one on your touch-tone telephone. Once again, it was star one for any questions.

         Please make sure you mute function is turned off, if you're using a speakerphone, to allow your signal to reach our equipment. We'll pause for just a moment to assemble the roster. And as a reminder, ladies and gentlemen, it was star one for questions. We'll go now to Wayne Smith, with Touchstone Investments.

Wayne Smith: Hi, guys. I had a couple of questions for you. You mentioned that there was going to be some ramp up in spending in the Q1 and Q2, and that would impact the earnings a little bit. I was just wondering, any
         - I mean are we talking about an impact year-over-year, an impact sequentially? Just kind of guidelines and numbers that you can give us to get a feel of what the earnings should look like for Q1?

Gregory Smith: Wayne, we're not - this is Gregg. We haven't quantified all of it because it's based on some of the start dates of these programs. But basically what we have to do is we have to have about 200 people ready to grow. And you've got about two month training period. So you're sort of looking at about 500 to $600,000, you know, sort of direct hit to your earnings in the quarter for the ramp up.

         But then that should get covered by the activity of the account. So what happens is and, you know, this depends on how quickly that happens. But obviously, we would - we're going to add the number of people that we think it may take to support the customer growth they want. And so, you know, if we don't think the program will work that well, we're only going to add 50. But obviously with 200, we think that we're facing is some pretty significant, you know, uptake in the wholesale.

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Trey Davis: And Wayne, frankly this could end up being the situation where we get some payment from a potential partner to help us with those costs. But then again, that might get treated as a revenue item, and not be booked as an EBITDA item.

Wayne Smith: Got you.

Trey Davis: So it is hard to say at this point.

Gregory Smith: What happens is I just don't people to say look, we are ramping up. What we're trying to warn our investors is look we've got some pretty exciting opportunities. They're, you know, in contract phase that are going to be in - expect a second quarter launch. To do so, we have to spend some money on it up front to be able to support the growth.

Wayne Smith: Right. OK. And then so that's not going to have too much of an impact on cash, it was the same. But you also mentioned that you might have to work down some of your payables and accrues which bumped up a little bit as you mentioned. What's kind of the cash effect do you think is going to happen early on in the year? Or do you think that the credit facility should be in place by the end of the first quarter to offset that?

Trey Davis: Well we've for a year operated at $1 million a quarter of burn. And
         I don't really see that changing a whole lot exclusive of the credit facility. You know, we have ebbs and flows in the business just like any other of business. The credit facility, we feel like we will get done in the next few weeks. We think that will - that should have a positive impact to our working capital position.

         How much of that, I can't really say right now. But we would probably use a portion of that to clean up a few payables here and there. That's not a significant use of the money that we would

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         use for payables. But, you know, certainly, we've had a couple of working capital initiatives that we've been working on for a period of time that would help. But payables are payables.

Gregory Smith: Actually, ((inaudible)). Because the balance is just a snapshot in a point of time, you're running in to a little bit - our cash runs up and down as do our payables based on, you know, in 12-31, because we're using traction, we don't have an official line.

Wayne Smith: Sure.

Gregory Smith: So we fell off receivables about what, Trey, six times a month.
         So what happens is, you know, with Christmas week or New Year's week, we may not have gotten a (factor) in that month. And it just, I will say look what we need to do, our biggest problem on our liquidity side is that Sprint has been growing very rapidly. And the factoring arrangement doesn't contemplate using that. So that's been the biggest drain of liquidity.

Trey Davis: What we're trying to do is broaden our facility. To convert it in to a traditional form of paper, as well as broaden it to include all of our receivables. In the past, when we initially did this factoring deal three-and-a-half years ago, we didn't have a wholesale services business.

         And then two years ago, upon the initial exploration of the facility it happened to be the same time MCI was going bankrupt, and there was concern whether or not we had a credit exposure to MCI. Well it turns out we didn't really have a significant exposure. But it's understandable from a lender perspective to, you know, have concern and not want to do anything at the time that bankruptcy proceedings were being filed.

         We don't have that - we have two years of EBITDA behind us. We have improving business operation. I think that it's safe to say - or I think it's fair to say that at least telecom is reemerging a little bit from a lending perspective. And what we try to do now that wholesale has become a

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         larger piece of our business is to include that in our working capital facility. We've never had that before. We have a business with $90 million plus in assets, and effectively a $13 million credit facility against it.

Wayne Smith: See, but you think you'll have - you should definitely have a credit facility in place by the end of the first quarter?

Gregory Smith: We certainly hope so.

Wayne Smith: OK. And then just a couple of housecleaning things. Just the - can you give me the accounts receivable gross and the doubtful accounts broken out? Do you have that?

Trey Davis: I think the allowance that we had was in the neighborhood of seven million. And we had actually sold about 12 or $13 million to RFC. So you have to add that, both of those rough numbers to get to a gross-gross number for an accounts receivable base.

Wayne Smith: Got you. And then Tampa will launch before Atlanta, is that the sequence, VoIP?

Gregory Smith: Yes, a couple weeks.

Wayne Smith: OK. All right. Great. Hey thanks, guys.

Operator: Once again, as a final reminder, it was star one if you did have a question at this time. We'll go next to Rick Grubbs with Kaufman Brothers.

Rick Grubbs: Hi, good morning guys.

Gregory Smith: Hi.

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Trey Davis: Good morning.

Rick Grubbs: My question, I guess, is around the growth in, I guess the second half of '04. And we're just sort of trying to, I guess, get a little more color on the VoIP roll out, you know, vis-a-vis UNE-P. And also, you know, using the UNE platform, you know, I'm just kind of wondering if the deliverable to the (SNV) market, for example, or residential is on a choice basis.

         In other words, can it be VoIP or UNE-P and how you kind of sort that out. And then just also, just a little more color, on, I guess the instances where you would use (Covad) and (New Edge) versus Level 3. Thanks.

Gregory Smith: Well on the Level 3, I'm taking that one first. That's someone who already has an existing broadband connection that wants to add VoIP services to it.

Rick Grubbs: Right.

Gregory Smith: That's the best application for Level 3 for us as it's currently contemplated. Where we can be the broadband provider, in addition to the voice provider, and get paid for access in addition to the telephony port, that's when we're going to use (Covad) and DLS and new age DSL in different bundled services.

         And basically you sort of hit on a good point, which is, what I think is going to be a big strength at Z-Tel, is any type of customer we can sit down with. We can actually configure a service package that best fits their need. So a small business that has, we were just talking about earlier, say there's a small graphics that only has four lines and had DSL today. Well they might really want to VoIP our voice solution because they need the higher bandwidth for their applications.

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         Conversely, you know, you've got like, we have, you know, it seems like an increasing number of restaurants and the department stores and the like that are across a wide range of branches, they might just need DSL and UNE-P and not need the, you know. So it's - and what Z-Tel is increasingly going to be able to do, we're not a mono line product.

         We can actually offer our agents, our wholesalers, or own sales people, can configure a solution and ROSS can support it. And we match up the access and the device that they've required, the best that fits their needs. And I think you're going to see the market continue to bifurcate like that.

         For example in my house, I've got to phone lines and (road runner) and a wife and four kids. You know, increasingly I might be able to offer DSL layer two, OK, put in a VoIP application and not really have a regular phone line but port all of the phone numbers over to the media gateway. And so this is - that's why I get so excited, because I think you're going to end up changing all of the rules about how services are delivered.

         And you're going to talk to your customer not about saying, hey I got
         49.99 unlimited local and LD you want? Instead, you're going to say what do you need? You know, increasing broadband. You know, what's the service set you need. And I don't know anyone else that can really provide it to the same extent we do.

Rick Grubbs: OK. And, you know, I'm guessing that if the situation were, you'd say a small business maybe it's got some mission critical, you know, type, you know, telephony needs whatever, that the VoIP product, I mean I guess you would envision going in, you know, with a VoIP package. And then I guess keeping, you know, the traditional line as a back up initially. I mean do you see any - is that sort of a double dip for you guys? Or is that anyway to kind of - am I thinking about that right?

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Gregory Smith: No. I mean I think really, what we do differently with the VoIP how the Cisco works is you're actually running a private type and right to the Internet. And you're going to be able to have high voice quality. But when you think about the Vonage type model, not to pick on that, it's the public Internet, you know, you really run in to contention issues inside the local loop that are - the local infrastructure before you get there.

         And I've got to tell you, yes Frank Grillo is here to answer questions. But typically when - I think he and his team built us at MCI, they sort of had to inject noise in the loop because the VoIP quality was so good. So I don't know if you really have the - it depends on the application and what you want to do. But we're not scarred in any way with the ability to delivery high quality experience.

Rick Grubbs: OK. And one last question, in the customer (prim) area, you know, just can you talk about what, in terms of VoIP how that would work at say a residence or a small business? What kind of equipment? Is it a modem provided by you guys and ATA or something like or, you know, how is that going to work as you roll out.

Gregory Smith: You got it exactly right. In a business operation it's an (IAD), and they range anywhere in cost from, you know, $400 to $2,000 depending on what you want to throw in there, and what the connectivity requirements are. And we would - we obviously get a three year agreement or a two agreement to do that, you know, build it in to the cost of the agreement.

         The consumer, you've got these things that arrange anywhere from, you know, $50 to 200. And increasingly, you know, it's a firewall router, Wi-Fi connection, everything else. And sort of the vision of a broadband coming in to your house with an antenna hanging off of it, driving a bunch of services is where I think - is where we think - we believe and we're - we spend a lot of time at (Linksys) which is the Cisco subsidiary catering to consumer small biz.

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         I think you're going to see an awful lot of that. And, you know, all the way from walk around, you know, and really with our media gateways, I could be in house, and I could answer the phone on my laptop, OK with ((inaudible)) and things like that.

         So I think you're going to see, really those kind of applications driven in part by - home networking right now is the fastest growing thing in consumer electronic stores. So if you take this broadband connection, you get the right piece of gear in the consumer household, and you become their communications provider. That's how we're going to move upstream on consumers, and turbo charge that business.

Rick Grubbs: Right. And just in terms of the customer (prim) for the residential, I mean are you using, actually using Cisco? Is that another - is that device that when the customer signs up on the Web, for example, today do you ship that to them?

Gregory Smith: Yes, or what you do is you use retail as your point of distribution.

Rick Grubbs: Right.

Gregory Smith: So you've got a (Linksys) box and we're not exclusively Cisco.

Rick Grubbs: OK.

Gregory Smith: But we probably, frankly, (Linksys) boxes are getting pretty cool. And it depends on the - you know, if the customer already has a Wi-Fi router and stuff at home, and just needs the telephony part of the box, you provide them that.

Rick Grubbs: Right.

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Gregory Smith: Then you're going to start seeing these phones that are Wi-Fi at home. You know, you're going to walk around ...

Rick Grubbs: Wi-Fi VoIP, right?

Gregory Smith: Yes.

Rick Grubbs: Yes.

Gregory Smith: The (Edge) - it's been a long time. I've been in the network business now for 15 years. Usually you just ignored it. You know, what new telephone came out whether it was a Panasonic or anything who cared?

Rick Grubbs: Right.

Gregory Smith: You know, we're selling a service. Now the (Edge) is pretty exciting. And as a service provider, you need to pay a lot more attention to it because that may actually be your best sales model. You know, and how do you get in front of the consumer. You know, really what (Linksys) says, they ask the customer, do you have more than two computers at home? You know, do you have two computers at home. And if so, you need this.

Rick Grubbs: Right. Well, you know, and they morph in to, you know, once the networks are up and people get used to VoIP and having that kind of equipment, it may become more like, you know, wireless for example, where, you know, the biggest selling point is, you know, can you actually just make a call. And then what does the handset look like?

Gregory Smith: Right.

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Rick Grubbs: You know, and everybody beyond that it just works, and not many people focus any more on how it works.

Gregory Smith: At (Comp John), not to drag this on, but we walked around Cisco
         Wi-Fi phones and they work great.

Rick Grubbs: Right.

Gregory Smith: You know, they're what 54 meg, you know, on the dot-G. You've got plenty of bandwidth. It's just - and I think what you're going to see, I try to mention this in the last part, these business applications I'm aware of one bid coming out that has a retail store with specialists on the floor that they want to have - you go in and buy some gear to outfit your house.

         What they want to be able to do is be able to answer your questions. And so the way it's going to happen is the call will go to a media gateway. We'll turn it, you know, or someone is, is going to turn it to IP telephony. And you're going to terminate that call using Wi-Fi to the agent on the floor. And what - and that's the kind of the thing where I think you're going to see these businesses process get a lot more sophisticated.

         And it's a great place for Z-Tel because the - that's the kind of stuff we do extraordinarily well. You know, you're not out there slugging it out on whether you're 49.99 or 48.99. This is you're slugging it out on hey I can make your phone and your system work like you want it to.

Rick Grubbs: Right. Well super. A lot of good things coming up. Thanks for the discussion.

Gregory Smith: Thanks.

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Operator: And at this time, we have no other questions standing by. I'd like to turn the conference back to Ms. Bohne for any additional or closing remarks.

Sarah Bohne: Thanks, Jessica. I'd like to thank you all once again for joining us today. And remind everyone that we will be available following this call for any questions. Feel free to contact me at 813-233-4586 or by e-mail at sbohne@z-tel.com if you have any questions. Thank you again. And we look forward to updating you on our progress next quarter.

Operator: Ladies and gentlemen, this will conclude today's teleconference. We do thank you for your participation. And you may disconnect at this time.

                                       END